Exhibit 10.5

 Lease Contract of Factory Buildings
Contract No.: 118
November 18, 2006
Wuhan, China
Lessor:	TPV Technology (Wuhan) Limited
(Hereinafter referred to as Party A)

Business Certification No.:
Address:

Lessee:	Wuhan Diguang Electronics Co. Ltd.
(Hereinafter referred to as Party B)

Business Certificate No.:

Address:

Party A and Party B agree that Party A leases part of factory buildings to Party B which is located at No. Te 8, Chunkou Community, Wuhan Economic and Technological Development Zone of China, for the production, marketing and repairing of components of LCD modules so that the mutual efforts will be made for promoting the LCD industry chain to realize the long development and good cooperation. After amicable consultation, both parties reached the agreement as follows:

01) Leased Properties

a) Leased Properties are located at No. Te 8, Chunkou Community, Wuhan Economic and Technology Development Zone of China (part of factory buildings of Party A) (hereinafter referred to the Leased Properties) and the actual building area is 3,043M2.
b) The site map and specific area of the Leased Properties is indicated in the exhibit including the equipment arrangement and decoration status.

02) Use of the Leased Properties

a) The use of the Leased Properties is for the production, marketing and repairing of the components of LCD modules.
b) Party B cannot change the use of the Leased Properties without the prior written approval of Party A.

03) Lease Term and Renewal

a) The lease term will be two years, from December 1 2006 to November 30 2008.
b) Upon the expiry of this Contract, if Party B does not want to renew the lease, the written notice shall be given to Party A 60 days before the expiry.
c) If Party B intends to renew the lease, Party A shall give the priority of renewal to Party B unless it is in Force Majeure.

04) Rent

The rent of the Leased Properties is RMB 37, 431.00 (with tax).
If the rental price in the market fluctuates up to more than 5% (inclusive), both parties have the right to request adjusting the rental price, on which a supplemental agreement will be signed by both Parties.

05) Terms of Payment

a) The rent shall be paid by Party B to Party A in the form of a cheque for transfer, to be settled once a month. Party B shall pay the monthly lease expenses by the end of every month.
b) Party B shall pay one month of rent to Party A as lease deposit in the form of a cheque for transfer as well as paying for the rent for the current month and previous one. If Party B is in breach of the contract and causes any damage to Party A, Party A will deduct it out of the deposit.

06) Utilities and Other Expenses

a) Party A provides Party B with the energy resources such as water, steam and gas power etc, for the use in production and working. In respect of the above use, Party A cannot put Party B to a priority level and both parties shall enjoy equal rights.
b) If Party B requests for the enlargement of power capacity, the expenses incurred therefrom will be taken by Party A from Party B as rent.
c) Party A will charge the above water, power and gas fees in accordance with the price specified by the State, and shall not add other charges.
d) Terms of payment is on monthly base or to be made pursuant to the method agreed by Party A and the Power Supply Company. Party A will provide the list of energy consumption, which will be confirmed within 3 days by Party B and the such shall be paid within 7 days by Party B after the invoices are provided from Party A.

07) Delivery of the Leased Properties

a) The delivery time of Leased Properties is before November 10 2006. Party A will deliver the Leased Properties to Party B in good conditions. When making the delivery, both parties will confirm by signature on the takeover slip specifying the infrastructure status, and photos can be attached.
b) When the contract expires, if Party A and Party B agree not to renew, Party B shall take away its properties and items of its own and recover the original form and return it to Party A within 30 days except for the internal facilities specified in this Contract and other agreements to be retained in the Leased Properties.
c) The premises that are delivered by Party A shall obtain the fire-prevention approval issued from the local fire-prevention authorities.

08) Maintenance and Safety Management

a) In the lease term, Party A shall be responsible for the daily maintenance and property management of the buildings and the original facilities. In the lease term, when finding that the factory buildings and ancillary facilities are damaged or in failure, Party B shall inform Party A timely for repairing. Party A shall undertake the repairing within 3 days of receiving such notice, otherwise Party B can do it instead, for which the expenses will be borne by Party A. Party B will be responsible for the repair of the modified part made by Party B.
b) Party B shall be obliged to bear the losses and maintenance expenses caused due to the improper management of Party B.
c) In the lease term, as to the issues of fire protection, general duties, public security etc., Party B shall comply with the rules and regulations imposed by local authorities, take all the responsibilities and subject to the inspection and supervision of Party A.

09) Renewal of the Lease and Assignment of the Leased Properties

Upon the expiry of the lease, the Contract will terminate and so Party B shall return to Party A the Leased Properties. If Party B wants to renew, it shall notify Party A in writing 60 days in advance,. Unless any event in the Force Majeure clause happens, Party A shall give priority to Party B. In the lease term, if Party A assigns or leases part of or all the property rights of Leased Properties, Party A shall ensure that the transferee continues to perform the Contract. Under the same conditions, Party B will have the right of first refusal.

10) Restriction and Use of the Leased Properties

a)	Party A warrants to have obtained the valid state land use right of the Leased Properties.
b)
Party A lease the Leased Properties to Party B in its original form. Party B shall only change the Leased Properties or reshape the partition rooms for the purpose of decoration upon the written approval of Party A, and shall obtain the approval of relevant authorities with the assistance of Party A. Party B shall bear all the expenses incurred therefrom. When the lease term of the Contract expires and when the Leased Properties are returned, besides the parts to be purchased by Party A as agreed by both Parties, Party B shall take back the decoration without damaging the structure of Leased Properties.

c)	During the use of the Leased Properties, Party B shall abide by the regulations for the safety inspection and fire prevention equipment examination and repair declaration of public buildings.
d)
Party B shall not sublease, lend or transfer all or part of the Leased Properties to others or for the use by others in any form. If the sublease is necessary, it shall get the written approval of Party A.

e)	The use of the electric equipment and the hazardous and harmful substances by Party B shall comply with the relevant laws and regulations of the State.
f)	Party B shall comply with Party A’s daily management and the waste water, gas and remnant, etc. shall be in compliance with the relevant environmental laws and regulations of state.
g)
Party B shall observe the rules for managing the Leased Properties, which constitutes one part of the Contract. For any inconsistency between their content and this Agreement, this Agreement shall prevail. The management methods will be discussed and come to agreement by both Parties separately.

h)	Party A will assist Party B in managing the lease area and Party A cannot enter the lease area unless it gets express permission .

11) Termination of Contract
Party B will be deemed as breach of the Contract if one of the following events occurs.
Pursuant to the Article 13 of this Contract, Party A can recover the penalties and with a fifteen-day written notice, Party A could terminate this Contract and take back the Leased Properties. Any damage to Party A thus incurred shall be compensated by Party B.

a) sublease, transfer or lend the Leased Properties to others without consent; change the use purpose of the Leased Properties without consent;
b)perform illegal activities in the Leased Properties.
c) Party B is in breach of the Contract.
d) Other matters harmful to the legal rights of Party A.

Party A will be deemed as breach of the Contract if one of the following events occurs.

Pursuant to the Article 13 of this Contract, Party B can recover the penalties and with a fifteen-day written notice, Party B could terminate this Contract. Any damage to Party B thus incurred shall be compensated by Party A.
a) fails to repair timely, which makes Party B can not use the Properties any more.
b) Party A is in breach of the Contract.
c) Other matters harmful to the legal rights of Party B.

12) Improvement of Leased Properties

For working convenience, Party B will carry out the improvement of the properties provided by Party A so as to build the dust free environment, which can not affect the normal production operation of Party A. The reconstruction plan will be provided by Party B and Party A shall be responsible for applying for the required examination and approval formalities.

13) Insurance

Party A shall be responsible for the insurance of the property in the Leased Properties that belongs to Party A, and Party B shall be responsible for the insurance ofthe added equipment and modified facility in Leased Properties that belong to Party B.

14) Liabilities of Breach

a) In the lease term, both parties shall comply with the Contract. If one party breaches the Contract, such party shall compensate for the loss caused to the other party.
b) If the loss is caused to Party A by Party B, Party B will make the compensation for the damages and vice versa.
3) If a party breaches this Contract, the other party shall notify in writing such party to make the remedy within 15 days. If the remedy fails to be made in the above period, the other party shall give another notice of 15-day remedy period. If the remedy fails to be made again, the Contract can be terminated by the non-breaching party in writing.

15) Force Majeure (Stipulated by the Government)

If the obligations or stipulations under this Contract fail or postpone to be fulfilled by both parties due to Force Majeure, both parties will not have the liability and shall do their best to minimize the damages to the other party.

16) Damage of Leased Properties

a) If the Leased Properties is damaged in part or completely in which Party B bears no fault, Party B shall give the written notice to Party A and Party A shall repair immediately.
b) If the Leased Properties is damaged in part or completely due to the faults of Party B, Party B shall be liable for the repair.
c) If the damages are made to one party due to the faults of the other party, such party shall be responsible for recover to the original and bear the compensation accordingly.

17) Use of Water, Power, Energy and Public Utilities

Party A shall provide the current drawings of Leased Properties when Party A delivers the factory buildings.

18) Confidentiality

The parties and their employees shall keep confidential the information and trade secrets belonging to the other party known to or possessed through performing this Contract, and shall not disclose to any third party. This provision shall survive the expiry or termination of this Contract. If one party or its employees violates this provision, such party shall compensate the other party.

19) Contract Exhibits

The following document is deemed as the valid part of the contract, having the same legal force with the Contract.
a) The Sitemap of Leased Properties and Lease Area

20) Miscellaneous

1.
For any other matters not covered by this Contract, both Parties may sign supplementary agreement thorough negotiation. For any inconsistency between this Contract and the supplementary agreement, the supplementary agreement shall prevail.

2.	For any other matters not covered by this Contract and the supplementary agreement, the relevant PRC laws, regulations and policies shall be adopted.
3.	Failure of either Party A or Party B to fulfill any of the provision or right herein, shall not be deemed as the waiver of such provision or right.
4.
This Contract constitutes the entire agreement between the parties, and any modification or revision to this Contract shall become effective only after the execution of the representative of both Parties. Upon the expiry of this Contract, if the parties do not have any intent to renew it, the Contract will terminate.

5.	Either Party A or Party B shall not transfer the rights and obligations to any third party without prior written approval of the other party.
6.
In accordance with the regulations of the state and local governments, the stamp tax, the registration fee and other related taxes in connection with this Contract shall be borne by Party A, and Party A shall be responsible for the registration formalities.

21) Notice

All the notices, correspondences, documents, notices and requests, etc. between the parties shall be given in writing (through email, fax, letter).

22) Dispute Resolution

Any dispute arising from the execution of, or in connection with the Contract will be settled through friendly negotiation between both parties. In case the agreement cannot be reached, any party may file the dispute with the local people’s court.

23) Counterparts

This Agreement is six pages and shall be executed in two copies. Each Party shall hold one and both copies have the same legal force.

(Signature Page)
Party A (stamp): TPV Technology (Wuhan) Limited
Authorized representative (signature):
Located at: Wuhan Economy and Technology Zone, Hubei, P.R.China

Party B (stamp): Wuhan Diguang Electronics Co. Ltd.
Authorized representative (signature):
Located at: Wuhan Economy and Technology Zone, Hubei, P.R.China
Date: November 18, 2006 at Wuhan

Exhibit:
The Sitemap of Leased Properties and Lease Area